UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2011

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2011, Converted Organics Inc. (the "Company") entered into Severance Agreements with Edward J. Gildea, President and Chief Executive Officer, and David R. Allen, Chief Financial Officer and Executive Vice President of Administration. Pursuant to the Severance Agreements, if a Change in Control (as defined in the agreements) occurs and, within one year thereafter, the employment of either executive is terminated either (a) by the Company for a reason other than for Cause (as defined in the agreements) or (ii) by the executive for Good Reason (as defined in the agreements), the executive will be eligible for severance pay, provided he executes a severance agreement and release following his last day of employment with the Company. The amount of the severance pay must be no less than the equivalent of thirty-six months’ base wages, less applicable taxes and withholding, and must be paid in installments, on a bi-weekly basis, in accordance with the Company’s regular payroll practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Edward J. Gildea Severance Agreement

10.2 David R. Allen Severance Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

April 25, 2011	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.1	Edward J. Gildea Severance Agreement
10.2	David R. Allen Severance Agreement